UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026

RTB Digital, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3111 Camino Del Rio North, Suite 400
San Diego, CA 92108

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (855) 201-1613

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RTB	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

Background

RYVYL Inc. (“Ryvyl”) and RTB Digital, Inc. (“RTB”) entered into an Agreement and Plan of Merger, dated September 28, 2025, as amended (the “Merger Agreement”), pursuant to which a wholly-owned subsidiary of Ryvyl merged with and into RTB, with RTB surviving as a wholly-owned subsidiary of Ryvyl (the “merger”).

On April 1, 2026, the stockholders of Ryvyl approved the Merger Agreement and the related transactions, and on May 11, 2026, The Nasdaq Stock Market approved the listing of the common stock of the post-merger company on the Capital Market. These two conditions were the primary conditions precedent to the consummation of the merger transaction.

On May 11, 2026, Ryvyl filed a certificate of amendment to its certificate of incorporation to change the corporate name of “Ryvyl Inc.” to “RTB Digital, Inc.” On May 13, 2026, the trading symbol of the common stock was changed to “RTB.”

The merger will result in a company focused on deploying its Web3 media platform for major media brands and premium clients, generating Web3 revenue and reaching millions of monthly media consumers through partnerships with Yahoo, TheStreet and nearly two hundred sports reporters, including the majority of Sports Illustrated’s top revenue producing and highest audience team channels, as well as the world’s #1 hockey network - also departing SI - all of which recently migrated to the RTB platform.

Consummation of the Merger

On May 12, 2026 (the “Closing Date”), as contemplated by the Merger Agreement, following the satisfaction of the closing conditions set forth in the Merger Agreement, the Company completed its business combination with RTB (the “Merger”). Accordingly, the Company issued an aggregate of 4,384,504 shares of the Company’s common stock, $0.001 par value (the “Common Stock”) to the former shareholders of RTB. The shares of Common Stock issued to the former shareholders of RTB were registered with the SEC pursuant to the Registration Statement on Form S-4 (Reg. No. 333-264959), as amended, declared effective on February 6, 2026.

Also upon consummation of the Merger, (i) stock options and other employee awards that were not exercised for shares of common stock of RTB before the Merger, (ii) warrants that were not converted into shares of common stock of RTB before the Merger, and (iii) outstanding debt that may be converted into shares of common stock of RTB were assumed and adjusted to be exercised or converted at the exchange ratio set forth in the Merger Agreement. Of the foregoing, the post merger company has reserved 3,385,409 shares of common stock for the options and employee awards that may be exercised, 2,070,520 shares of common stock for the warrants that may be exercised and 7,688,755 shares of common stock that may be issued on conversion of the outstanding debt and interest due thereon. The conversion of the outstanding debt and interest will take place as promptly as possible after the consummation of the Merger, subject to the terms of the governing instruments.

Certain of the security holders of RTB prior to the Merger have agreed to lock up the common stock of the post merger company for a period of 12 months, with a dribble out thereafter for an additional nine months. The persons participating in the lock-up generally include the insiders and larger shareholders. The lock up agreements are in addition to any applicable securities law restrictions under the Securities Act of 1933, as amended.

Immediately after the consummation of the Merger, there were approximately 5,774,711 shares of Common Stock outstanding.

Item 2.01 Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” above is hereby incorporated by reference into this Item 2.01.

Certain directors of the Company had a pre-existing material relationship with RTB, including those that involved a potential or actual conflict of interests, as described in the section titled “Interests of the RTB Directors and Executive Officer in the Merger” on page 68 of the Company’s proxy statement/prospectus filed with the SEC on January 30, 2026 (the “Prospectus”).

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” above is hereby incorporated by reference into this Item 3.02.

The Company assumed certain securities of the pre-merger RTB Digital, Inc., including options, warrants and convertible debt and interest due thereon.

The Company has agreed to issue not less than an aggregate of 7,688,755 shares upon conversion of certain of the outstanding convertible debt and interest due thereon, as of the date hereof that matures in the future. Each of the holders of the convertible debt and interest is anticipated to be an accredited investor at the date of conversion, and the conversion and issuance of shares of common stock will be issued pursuant to an exemption from registration pursuant to the Securities Act of 1933, as amended, pursuant to Section 4 thereof. None of the shares have registration rights.

The Company has agreed to issue not less than an aggregate of 2,070,520 shares upon exercised of the assumed warrants. Each of the holders of the warrants is either an accredited investor or sophisticated investor, and the exercise and issuance of shares of common stock will be issued pursuant to an exemption from registration pursuant to the Securities Act of 1933, as amended, pursuant to Section 4 thereof. None of the shares have registration rights and each of the convertible debt holders have agreed to lock up the shares of common stock received on conversion for a period of 12 months.

The Company has agreed to issue not less than an aggregate of 3,385,409 shares upon exercise of the assumed options and other equity awards. The Company plans to register the shares underlying the associated equity award plan for issuance of the shares of common stock. If any of the options or equity awards are exercised before the registration of the common stock, then they will be issued on a private placement basis, pursuant to an exemption from registration pursuant to the Securities Act of 1933, as amended, pursuant to Section 4 thereof.

Item 5.01 Changes in Control of Registrant.

To the extent required by Item 5.01 of Form 8-K, the information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” above is hereby incorporated by reference into this Item 5.01.

In accordance with the terms of the Merger Agreement, each of the directors of the Company who would not be continuing as a director after the completion of the Merger resigned from the Board of Directors of the Company (the “Board”) and any respective committees of the Board to which they belonged as of the closing of the Merger. In connection with the Merger, the size of the Board post-Merger was changed to seven members, and the Board was reconstituted as follows:

●	James Heckman, Chief Executive Officer and Director;

●	Alykhan (Aly) Madhavji, Chief Financial Officer and Director;

●	Walton Comer, Director and Chairman of the Board;

●	Michael Alexander, Director;

●	David Bailey, Director

●	Brett Moyer, Director who did not resign; and

●	Steven Fletcher, Director who did not resign.

Mr. Fletcher was appointed to the Board of the pre-merger company in March 2026, as an independent director and a member of the audit committee to satisfy the listing requirements of the Nasdaq Stock Market applicable to the Capital Market. Each of the current directors will serve until the next annual meeting of shareholders at which the members of the Board stand for election or until such director’s earlier death, resignation, or removal or until such director’s successor is duly elected and qualified.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

To the extent required by Item 5.02 of Form 8-K, the information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” above or in Item 2.01 of this Current Report on Form 8-K is incorporated by reference herein.

Resignation of Directors

Pursuant to the Merger Agreement, effective May 15, 2026, Messrs. Gene Jones and Tod Browndorf, resigned from the Board and any respective committees of the Board to which they belonged, which resignations were not the result of any disagreements with the Company relating to the Company’s operations, policies or practices. Additionally, effective May 15, 2026, Mr. George Oliva resigned from the Board and any committees of the Board to which he belonged, which resignation was not the result of any disagreements with the Company relating to the Company’s operations, policies or practices; however Mr. Oliva continued as an officer of the Company as Chief Accounting Officer.

Appointment of Officers

As of May 21, 2026, the Board appointed James Heckman as the Chief Executive Officer, Aly Madhavji as the Chief Financial Officer, George Oliva as the Chief Accounting Officer, and William Sornsin as the Chief Operating Officer. Mr. Zechariah (Zack) Kirscher continues as the Vice President Legal.

Mr. George Oliva is employed under an employment agreement effective as of the consummation of the Merger. A description of the employment agreement is included in the Prospectus in the section “George Oliva Employment Agreement,” beginning on page 103 thereof, and is incorporated herein by reference.

The biographies of the aforementioned executive officers are included in the Prospectus in the section titled “Management Following the Merger” beginning on page 126, and “Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers” of the Form 8-K Report filed April 2, 2026, and are incorporated herein by reference. Information with respect to the compensation of the Company’s named executive officers and directors is set forth in the Prospectus in the sections titled “RTB Executive Compensation” beginning on page 135 and “RTB Director Compensation” beginning on page 138, and that information is incorporated herein by reference.

Committees of the Board

On and as of May 21, 2026, the Board appointed its members to join the Audit, Compensation, and Nominating and Corporate Governance Committee, as illustrated in the table below.

Audit Committee: Steven Fletcher (Chairman), Michael Alexander, and Brett Moyer, each of whom is currently believed to be “independent” as defined under section 5605(a)(2) of the Nasdaq Listing Rules. In addition, the board of directors has determined that each of Michael Alexander and Steven Fletcher is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act.

Compensation Committee: Walton Comer (Chairman) and Steven Fletcher, each of whom we believe to be “independent” as defined in section 5605(a)(2) of the Nasdaq Listing Rules.

Nominations Committee: David Bailey (Chairman) and Michael Alexander, each of whom we believe to be “independent” as defined in section 5605(a)(2) of the Nasdaq Listing Rules.

Indemnification Agreement

Following the Closing Date, the Company intends to enter into its standard form of indemnification agreement with its directors, the description of which is hereby incorporated by reference to the Prospectus, including from page 149 thereof.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To the extent required by Item 5.03 of Form 8-K, the information contained in (or incorporated by reference into) the disclosure set forth in the “Introductory Note” above is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Name of Exhibit

104*	Cover Page Interactive Data File (embedded within the inline XBRL document).

*	Filed or furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL Inc.

By:	/s/ James Heckman
	Name:	James Heckman
	Title:	Chief Executive Officer

Dated: May 21, 2026

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